                                                         Exhibit 1
                                                         ---------

                     JOINT FILING AGREEMENT
                     ----------------------

       This will confirm the agreement by and among all the undersigned that the Schedule 13D filed on or about this date and any amendments thereto with respect to the beneficial ownership by the undersigned of shares of the Common Stock of Penril DataComm
Networks, Inc. is being filed on behalf of each of the undersigned.

Dated:  September 28, 1995



                          PEQUOT GENERAL PARTNERS

                          By: /s/ Arthur J. Samberg
                              -----------------------------
                              Name:  Arthur J. Samberg
                              Title:  General Partner


                          PEQUOT ENDOWMENT PARTNERS, L.P.

                          By: /s/ Arthur J. Samberg
                              -----------------------------
                              Name:  Arthur J. Samberg
                              Title:  General Partner


                          DS INTERNATIONAL PARTNERS, L.P.

                          By: /s/ Arthur J. Samberg
                              -----------------------------
                              Name:  Arthur J. Samberg
                              Title:  General Partner